Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, John R. Potapchuk, state and attest that:

1.             To the best of my knowledge, based upon a review of the covered reports of Gentiva Health Services, Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.             I have reviewed the contents of this statement with Gentiva Health Services, Inc.'s Audit Committee.

3.             In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Annual Report on Form 10-K for the fiscal year ended December 30, 2001 of Gentiva Health Services, Inc.;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Gentiva Health Services, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/ John R. Potapchuk John R. Potapchuk Chief Financial Officer August 12, 2002	Subscribed and sworn to before me this 12th day of August, 2002 /s/ Audrey K. Trachtenberg Notary Public My commission expires: 6/27/06